UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2017

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The following matters were voted on at the Knoll, Inc. (the "Company") 2017 annual meeting of stockholders, which took place on May 9, 2017:

Proposal One — To elect three directors named in the proxy statement for a term ending at the Company’s 2020 annual meeting of stockholders.  The following nominees were elected to the Board of Directors by the votes indicated below:

	Total Votes For	Total Votes Withheld	Broker Non-Votes

Andrew B. Cogan	39,742,929	3,589,067	1,996,185
Stephen F. Fisher	41,104,442	2,227,554	1,996,185
Sarah E. Nash	42,245,013	1,086,983	1,996,185

Proposal Two — To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.  The proposal was approved by the votes indicated below:

Votes For	42,837,018

Votes Against	2,484,986

Abstain	6,177

Broker Non-Votes	0

Proposal Three — To approve, on an advisory basis, the Company’s 2016 executive compensation.  The proposal was approved by the votes indicated below:

Votes For	39,577,725

Votes Against	3,729,469

Abstain	24,802

Broker Non-Votes	1,996,185

Proposal Four — To recommend, on an advisory basis, the frequency of the advisory vote on executive compensation. The advisory vote on this proposal resulted in an annual vote recommendation by the votes indicated below:

One Year	37,080,301

Two Years	24,956

Three Years	6,207,748

Abstain	18,991

Broker Non-Votes	1,996,185

Following the annual meeting of stockholders, the Board of Directors of the Company determined that the Company will hold future advisory votes on the compensation of the Company's named executive officers on an annual basis, consistent with the advisory vote under Proposal Four.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: May 12, 2017
	By:	/s/ Michael A. Pollner
Michael A. Pollner
Senior Vice President, General Counsel and Secretary